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                                                                     EXHIBIT 4.6

                        Form Of Lock-Up Letter Agreement

                                 March __, 1999

Diedrich Coffee, Inc.
2144 Michelson Drive
Irvine, CA 92612

Dear Sirs:

           In consideration of the Agreement and Plan of Merger, dated as of March 16, 1999 (together with any amendments thereto, the "MERGER AGREEMENT"), among Diedrich Coffee, Inc., a Delaware corporation ("PARENT"), CP Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("NEWCO") and Coffee People, Inc., an Oregon corporation ("COMPANY"), pursuant to which Newco will be merged with and into Company, with Company continuing as the surviving corporation (the "MERGER"), The Second Cup Ltd., a corporation organized under the laws of Ontario, Canada ("SECOND CUP") hereby enters into this lock-up letter agreement ("LOCK-UP AGREEMENT") with Parent.

           The undersigned hereby agrees that it will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option to purchase or otherwise transfer or dispose of any Parent Common Stock issued to Second Cup in the Merger, or
(ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any equity securities of Parent issued to Second Cup in the Merger, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of equity securities of Parent, other securities, cash or otherwise, of which the undersigned is now, or may in the future become, the beneficial owner within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

           The undersigned understands that Parent will issue stop transfer instructions to its transfer agents with respect to the shares of Parent Common Stock and that a restrictive legend will be placed on the certificates delivered evidencing the shares of Parent Common Stock in substantially the following form:

                     "This certificate and the shares represented hereby have been issued pursuant to a transaction governed by Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold or otherwise disposed of unless registered under the Securities Act pursuant to a Registration Statement in effect at the time or unless the proposed sale or disposition can be made in compliance with Rule 145 or without registration in reliance on another exemption therefrom. Reference is made to that certain letter agreement dated _______, 1999 between the Holder and the Issuer, a copy of which is on file in the principal office of the Issuer which contains further restrictions on the transferability of this certificate and the shares represented hereby."
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The term of this Lock-Up Agreement shall be until the earlier to occur of (i)
the first anniversary of the Closing Date or (ii) the sale by Parent's officers or directors of Parent Common Stock in the aggregate equal to 5% of the outstanding shares and options of Parent Common Stock held by such officers and directors in the aggregate on the date hereof. Unless indicated otherwise herein, capitalized terms shall have the defined meanings given under the Merger Agreement.

                                         Very truly yours,

                                         The Second Cup, Ltd.

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------



ACKNOWLEDGED AND ACCEPTED:

DIEDRICH COFFEE, INC.



By:
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Name:
     -----------------------------
Title:
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